EXHIBIT 99.1b

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Advanced Recovery Solutions, Inc.
d/b/a Complete Spill Solutions

We have audited the accompanying balance sheet of Advanced Recovery Solutions, Inc. d/b/a Complete Spill Solutions as of December 31, 2002, and the related statements of operations, stockholders' equity/(deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Advanced Recovery Solutions, Inc. d/b/a Complete Spill Solutions as of December 31, 2002, and the results of its operations and its cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses, negative cash flows from operations, a net working capital deficiency including a cash overdraft, and an accumulated deficit. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weiser LLP

New York, N. Y.
March 6, 2003, except for Note 14, which is as of May 8, 2003

                           ADVANCED RECOVERY SOLUTIONS, INC.
                             D/B/A COMPLETE SPILL SOLUTIONS
                                     BALANCE SHEETS
                                         ASSETS

                                                            December 31,    March 31,
                                                               2002            2003
                                                            ------------   ------------
                                                                            (Unaudited)
Current assets:
   Cash                                                     $     2,119    $     3,371
   Accounts receivable                                          241,128        248,196
   Inventory                                                    151,929        184,430
   Prepaid expenses                                              24,039         22,733
   Other current assets                                          18,516         26,080
                                                            ------------   ------------
         Total current assets                                   437,731        484,810
                                                            ------------   ------------
Property and equipment, net                                   1,116,402      1,473,259
                                                            ------------   ------------
Other assets:
   Equipment deposits                                           172,156             --
   Other assets                                                  47,407         49,372
                                                            ------------   ------------
         Total other assets                                     219,563         49,372
                                                            ------------   ------------
         Total assets                                       $ 1,773,696    $ 2,007,441
                                                            ============   ============

                         LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Bank overdraft                                           $    11,961    $        --
   Accounts payable                                             256,528        199,194
   Accrued expenses                                              16,598         32,211
   Line of credit                                               179,760        210,619
   Current maturities of mortgage payable
     and equipment loan                                          85,296        124,849
   Current maturities of obligations under capital leases         8,739          8,538
   Current maturities of loan payable                             4,398          4,081
   Stockholders' loans                                           27,484             --
                                                            ------------   ------------
         Total current liabilities                              590,764        579,492

Mortgage payable and equipment loan,
  net of current maturities                                     784,746        801,662
Obligations under capital leases, net of
  current maturities                                             22,865         20,571
Loan payable, net of current maturities                          13,101         11,973
Stockholders' loans                                             407,379        734,608
                                                            ------------   ------------
         Total liabilities                                    1,818,855      2,148,306
                                                            ------------   ------------
Commitments and contingencies

Stockholders' deficit:
   Common stock, $.50 stated value, 1,000 shares
     authorized, 200 issued and outstanding                         100            100
   Additional paid-in capital                                     9,900          9,900
   Accumulated deficit                                          (55,159)      (150,865)
                                                            ------------   ------------
         Total stockholders' deficit                            (45,159)      (140,865)
                                                            ------------   ------------
         Total liabilities and stockholders' deficit        $ 1,773,696    $ 2,007,441
                                                            ============   ============

       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.



                         ADVANCED RECOVERY SOLUTIONS, INC.
                           D/B/A COMPLETE SPILL SOLUTIONS

                              STATEMENTS OF OPERATIONS

                                           For The               For The
                                          Year Ended        Three Months Ended
                                         December 31,     March 31,     March 31,
                                             2002           2002           2003
                                         ------------   ------------   ------------
                                                         (Unaudited)    (Unaudited)

Sales, net                               $ 1,349,678    $   313,653    $   280,262

Cost of goods sold                         1,126,783        248,749        261,322
                                         ------------   ------------   ------------
Gross profit                                 222,895         64,904         18,940
                                         ------------   ------------   ------------
Operating expenses:
   Selling, general and administrative
     expenses                                244,887         61,195         75,533
   Depreciation and amortization              33,144          3,822         13,208
                                         ------------   ------------   ------------
                                             278,031         65,017         88,741
                                         ------------   ------------   ------------
Operating loss                               (55,136)          (113)       (69,801)
                                         ------------   ------------   ------------
Other income (expense):
   Interest expense                          (34,996)          (958)       (26,168)
   Other income                                  887             --            263
                                         ------------   ------------   ------------
                                             (34,109)          (958)       (25,905)
                                         ------------   ------------   ------------

Net loss                                 $   (89,245)   $    (1,071)   $   (95,706)
                                         ============   ============   ============

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.



                                  ADVANCED RECOVERY SOLUTIONS, INC.
                                    D/B/A COMPLETE SPILL SOLUTIONS

                             STATEMENTS OF STOCKHOLDERS' EQUITY/(DEFICIT)

                                                                          Retained
                                  Common Stock             Additional     Earnings/        Total
                           ----------------------------     Paid-in     (Accumulated    Stockholders'
                              Shares         Amount         Capital        Deficit)    Equity/(Deficit)
                           -------------  -------------  -------------  -------------   -------------
Balance, January 1, 2002            200   $        100   $      9,900   $     34,086    $     44,086

Net loss                             --             --             --        (89,245)        (89,245)
                           -------------  -------------  -------------  -------------   -------------
Balance, December 31,
                    2002            200            100          9,900        (55,159)        (45,159)

Net loss (unaudited)                 --             --             --        (95,706)        (95,706)
                           -------------  -------------  -------------  -------------   -------------
Balance, March 31, 2003
   (unaudited)                      200   $        100   $      9,900   $   (150,865)   $   (140,865)
                           =============  =============  =============  =============   =============

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.



                                  ADVANCED RECOVERY SOLUTIONS, INC.
                                    D/B/A COMPLETE SPILL SOLUTIONS
                                       STATEMENTS OF CASH FLOWS

                                                            For The                For The
                                                           Year Ended         Three Months Ended
                                                           December 31,     March 31,     March 31,
                                                               2002           2002           2003
                                                           ------------   ------------   ------------
                                                                           (Unaudited)    (Unaudited)
Cash flows from operating activities:
   Net loss                                                $   (89,245)   $    (1,071)   $   (95,706)
   Adjustments to reconcile net loss to
     net cash (used in) provided by
       operating activities:
         Depreciation and amortization                          33,144          3,822         13,208
         Changes in assets and liabilities:
           (Increase) decrease in operating assets:
              Accounts receivable                              (24,935)        25,398         (7,068)
              Inventory                                        (72,901)       (22,520)       (32,501)
              Prepaid expenses                                 (12,039)         5,771          1,306
              Other current assets                              32,485         51,000         (7,564)
              Deposits - other                                 (49,950)       (28,291)        (2,930)
           Increase (decrease) in operating liabilities:
                Accounts payable                                92,761          6,322        (57,334)
                Accrued expenses                               (40,099)       (27,100)        15,614
                                                           ------------   ------------   ------------
Net cash (used in) provided by
   operating activities                                       (130,779)        13,331       (172,975)
                                                           ------------   ------------   ------------
Cash flows from investing activities:
   Purchase of property and equipment and
     equipment deposits                                     (1,243,026)      (114,313)      (196,944)
                                                           ------------   ------------   ------------
Net cash used in investing activities                       (1,243,026)      (114,313)      (196,944)
                                                           ------------   ------------   ------------
Cash flows from financing activities:
   Increase (decrease) in bank overdraft                        11,961             --        (11,961)
   Proceeds from line of credit, net                           154,760         38,620         30,858
   Proceeds from mortgage payable and
     equipment loan                                            875,889             --         64,435
   Repayments of mortgage payable and
     equipment loan                                             (5,846)            --         (7,967)
   Principal payments of obligations
     under capital leases                                       (5,120)        (1,036)        (2,494)
   Proceeds from loans payable                                  18,570             --             --
   Principal payments on loan payable                           (1,071)            --         (1,445)
   Proceeds from stockholders' loans                           407,380         97,033        327,229
   Repayments of stockholders' loans                           (83,324)       (35,808)       (27,484)
                                                           ------------   ------------   ------------
Net cash provided by financing activities                    1,373,199         98,809        371,171
                                                           ------------   ------------   ------------
Net (decrease) increase in cash                                   (606)        (2,173)         1,252

Cash - beginning of period                                       2,725          2,725          2,119
                                                           ------------   ------------   ------------
Cash - end of period                                       $     2,119    $       552    $     3,371
                                                           ============   ============   ============

                                             (CONTINUED)




                                  ADVANCED RECOVERY SOLUTIONS, INC.
                                    D/B/A COMPLETE SPILL SOLUTIONS

                                       STATEMENTS OF CASH FLOWS

                                                            For The                For The
                                                           Year Ended         Three Months Ended
                                                           December 31,     March 31,     March 31,
                                                               2002           2002           2003
                                                           ------------   ------------   ------------
                                                                           (Unaudited)    (Unaudited)

Supplemental disclosure of cash flow information:
   Income taxes paid                                       $     2,475    $     2,475    $       760
   Interest paid                                                34,996            958         23,833

Supplemental schedule of noncash investing
  and financing activities:
     The Company leased various equipment
       under capital lease obligations                     $    22,392

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                           ADVANCED RECOVERY SOLUTIONS
                         D/B/A COMPLETE SPILL SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS
   (INFORMATION AS OF MARCH 31, 2003 AND SUBSEQUENT THERETO AND FOR THE THREE
               MONTHS ENDED MARCH 31, 2002 AND 2003 IS UNAUDITED)

1.     BACKGROUND:

       Organization and Nature of Business:

       Advanced Recovery Solutions, Inc. d/b/a Complete Spill Solutions (the "Company" and "ARS") was incorporated in 2001 under the laws of the State of Delaware. The Company is in the business of recovering residual short fiber (paper sludge) and polypropylene and converting those wastes into industrial absorbents.

       Basis of Presentation:

       The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of December 31, 2002, the Company has suffered losses, negative cash flows from operations of approximately $131,000, negative working capital of approximately $153,000 including a cash overdraft of approximately $12,000, and an accumulated deficit of approximately $55,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. As of March 31, 2003, the Company has continued to generate net losses. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

       See Note 14 for subsequent event of the sale of stockholders' interest.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       Use of Estimates:

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

       Inventory:

       Inventory is comprised of raw materials and finished goods and is recorded at cost, determined by the first-in, first-out method.

       Property and Equipment:

       Property and equipment are carried at cost and are being depreciated under the straight line method over the estimated useful lives of the related assets, ranging from five to forty years. Expenditures for maintenance, repairs and betterments that do not substantially prolong the useful life of an asset are charged to operations as incurred. Additions and betterments that substantially extend the useful life of an asset are capitalized.

       Shipping and Handling:

       Shipping and handling costs related to sales of product are expensed as incurred and are recorded in cost of goods sold.

       Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of:

       The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, "Accounting for the Impairment of or Disposal of Long-Lived Assets". The Company adopted this statement on January 1, 2002. This statement supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. The adoption of SFAS No. 144 did not have a material impact on its results of operations or financial position. The Company continually reviews its long-lived assets for events and changes in circumstances that might indicate the carrying amount of these assets may not be recoverable.

       Income Taxes:

       The Company uses the asset and liability method to calculate deferred tax assets and liabilities. Deferred taxes are recognized based on the differences between financial reporting and income tax bases of assets and liabilities using enacted income tax rates. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

3.     UNAUDITED INFORMATION:

       The unaudited financial statements at March 31, 2003 and for the three months ended March 31, 2002 and 2003 reflect adjustments, all of which are of a normal recurring nature, which are, in the opinion of management, necessary to a fair presentation. The results for the interim periods presented are not necessarily indicative of full year results.

4.     INVENTORY:

       Inventory consists of the following at:

                                             December 31, 2002    March 31, 2003
                                             -----------------    --------------
                                                                    (Unaudited)

           Raw materials                       $   115,886         $   123,097
           Finished goods                           36,043              61,333
                                               ------------        ------------
                                               $   151,929         $   184,430
                                               ============        ============

5.     PROPERTY AND EQUIPMENT:

       Major classifications of property and equipment and their respective estimated useful lives are as follows:

                                                       Estimated
                       December 31,    March 31,     Useful Lives   Depreciation
                           2002          2003          In Years        Method
                       ------------   ------------   ------------   ------------
                                      (Unaudited)

     Equipment         $   232,888    $   597,918           5-10   Straight-line
     Building and
        improvements       692,051        696,121             40   Straight-line
     Land                  223,800        223,800
                       ------------   ------------
                         1,148,739      1,517,839
     Accumulated
        depreciation       (32,337)       (44,580)
                       ------------   ------------
                       $ 1,116,402    $ 1,473,259
                       ============   ============

       At December 31, 2002 and March 31, 2003, property under capital leases amounted to $31,422 and $30,076, net of accumulated depreciation of $6,270 and $7,616, respectively. Depreciation expense for the year ended December 31, 2002 and the three months ended, March 31, 2002 and 2003 was $30,328, $3,572 and $12,243, respectively.

6.     STOCKHOLDERS' LOANS:

       At December 31, 2002 and March 31, 2003, $407,379 and $734,608,
       respectively, was due to Whitewing Environmental Corp. ("Whitewing"), (See Note 14). This liability is non-interest bearing and has no terms for repayment. Whitewing will not request payment until after January 1, 2004.

       At December 31, 2002, the Company had a note payable to its President who is also a stockholder, for $27,484. As of March 31, 2003, this amount had been repaid.

7.     LINE OF CREDIT, MORTGAGE PAYABLE AND EQUIPMENT LOAN:

       On March 26, 2002, the Company entered into a Loan and Security Agreement with a bank, which was subsequently amended in October 2002. The Loan and Security Agreement consists of a Revolving Line of Credit of $500,000 due March 1, 2004 and an Equipment Loan of $300,000, with a term of three years. The Revolving Line of Credit bears interest at the bank's prime rate plus 1.25% per annum and the Equipment Loan bears interest at 7.5% per annum. Monthly principal payments of $8,307 are due on the Equipment Loan beginning April 1, 2003 until March 1, 2006. The Loan and Security Agreement is collateralized by substantially all assets (other than real estate) of the Company. The borrowings under the Revolving Line of Credit are subject to the availability of 80% of eligible accounts receivables and 40% of eligible inventory. The Company and its President have guaranteed the facility. The President's guarantee is limited to $125,000. In addition, Whitewing and the President of Whitewing have guaranteed the facility. Whitewing unconditionally guarantees payment of all amounts owing under the facility. The guarantee remains in effect until the facility is paid in full.

       At December 31, 2002 and March 31, 2003, the outstanding balance on the Revolving Line of Credit was $179,760 and $210,619, respectively, bearing interest at 5.5%. As of December 31, 2002 and March 31, 2003, no borrowings were available under the Revolving Line of Credit. At December 31, 2002 and March 31, 2003, the outstanding balance on the Equipment Loan was $234,639 and $299,074, respectively.

       In addition, on July 31, 2002, the Company entered into a $641,250 Mortgage on the commercial property located in Watertown, New York and is due on August 1, 2017 with another financial institution. The Mortgage
       Note is collateralized by the land and building. Principal and interest payments of $5,944 are due monthly. The Mortgage Note bears a variable interest rate (adjusted every three years) of prime plus 2.75%. At December 31, 2002 and March 31, 2003, the interest rate was 7.5% per annum. At December 31, 2002 and March 31, 2003, the outstanding balance on the Mortgage was $635,403 and $627,437, respectively. Whitewing and the President of the Company have guaranteed the Mortgage.

       Principal payments on the above notes are as follows:

                                             Years Ending        Years Ended
                                             December 31,         March 31,
                                             ------------         ---------

                       2003                  $   85,296          $        -
                       2004                     104,790             124,849
                       2005                     106,854             126,770
                       2006                      50,417             128,872
                       2007                      33,260              31,446
                       Thereafter               489,425             514,574
                                             ----------          ----------
                                             $  870,042          $  926,511
                                             ==========          ==========

8.     LOAN PAYABLE:

       Loan payable consists of the following at:

                                                       December 31,    March 31,
                                                          2002           2003
                                                       ------------   ----------
                                                                     (Unaudited)

       Loan payable, collateralized by equipment
       due in monthly installments with interest
       payable at 4.25% per annum, through
       September 2006                                    $  17,499    $  16,054

       Less current maturities                              (4,398)      (4,081)
                                                         ----------   ----------
       Loan payable, net of current maturities           $  13,101    $  11,973
                                                         ==========   ==========

       Principal payments on the above loan are as follows as of December 31, 2002 (substantially the same at March 31, 2003):

                           Years Ending
                           December 31,

                               2003                         $    4,398
                               2004                              4,588
                               2005                              4,787
                               2006                              3,726
                                                            ----------
                                                            $   17,499
                                                            ==========

9.     OBLIGATIONS UNDER CAPITAL LEASES:

       Future minimum lease payments required under capital equipment leases are as of the following:

                                                       December 31,   March 31,
                                                          2002          2003
                                                       -----------   -----------
                                                                     (Unaudited)

              2003                                     $   14,610    $        -
              2004                                         13,487        13,488
              2005                                         12,531        13,488
              2006                                          1,938        11,098
                                                       -----------   -----------
                                                           42,566        38,074
              Less amount representing interest
                (16.99% to 23.8%)                         (10,962)       (8,965)
                                                       -----------   -----------
              Net present value of minimum
                lease obligations                          31,604        29,109
              Less current maturities                      (8,739)       (8,538)
                                                       -----------   -----------
              Obligations under capital leases,
                net of current maturities              $   22,865    $   20,571
                                                       ===========   ===========

10.    RELATED PARTY TRANSACTIONS:

       During the year ended December 31, 2002 and the three months ended March 31, 2002 and 2003, the Company sold $114,715, $22,778 and $9,912, respectively, of goods for resale to Whitewing and had accounts receivable from Whitewing at December 31, 2002 and March 31, 2003 of $66,733 and $50,912, respectively. During the year ended December 31, 2002, the Company purchased $7,979 of goods for resale from Whitewing and the Company had accounts payable to Whitewing of $7,979. There were no purchases during the first quarter of 2003 by the Company from Whitewing and the accounts payable balance remained at $7,979.

       During the year ended December 31, 2002, the Company purchased $31,000 of goods for resale from Cellutech, a Company owned by the President, and the Company had accounts payable to Cellutech of $31,000 at December 31, 2002. There were no purchases during the first quarter of 2003 by the Company from Cellutech and the accounts payable balance was paid. During the year ended December 31, 2002, the Company purchased $239 of goods for resale from the President, and $9,059 of equipment and had accounts payable to the President of $13,239. During the three months ended March 31, 2003, the Company purchased $2,802 of equipment from the President and had accounts payable to the President of $8,685.

       See Notes 6 and 7.

11.    INCOME TAXES:

       At December 31, 2002, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $90,000 which will expire beginning in 2022.

       Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities at December 31, 2002 and March 31, 2003 follow:

                                                       December 31,   March 31,
                                                          2002          2003
                                                       -----------   -----------
                                                                     (Unaudited)

       Noncurrent assets and liabilities:
           Depreciation                                $   (4,700)   $   (4,700)
           Net operating loss carryforward                 23,000        23,000
                                                       -----------   -----------
                                                           18,300        18,300
           Valuation allowance                            (18,300)      (18,300)
                                                       -----------   -----------
       Net noncurrent deferred tax liability           $       --    $       --
                                                       ===========   ===========

       The valuation allowance increased during the year ended December 31, 2002 by $18,300.

       No benefit for taxes has been provided in the statement of operations because the Company does not have the ability to carryback the loss.

12.    CONCENTRATIONS AND SIGNIFICANT CUSTOMERS:

       The Company has one, two and two customers that represented 11%, 28% and 26% of revenues for the year ended December 31, 2002 and for the three months ended March 31, 2002 and 2003, respectively. Three and four customers accounted for 49% and 45% of accounts receivable at December 31, 2002 and March 31, 2003, respectively.

13.    COMMITMENT AND CONTINGENCIES:

       Operating Leases:

       The Company leases office space under an operating lease that expires December 31, 2005. Rent expense under this lease for the year ended December 31, 2002, and the three months ended March 31, 2002 and 2003 was $24,240, $6,060 and $6,484, respectively.

       As of December 31, 2002, the future aggregate minimum lease payments under this operating lease are as follows (substantially the same at March 31, 2003):

                    Years Ending
                    December 31,
                    ------------

                         2003                              $    26,000
                         2004                                   28,000
                         2005                                   30,000
                                                           -----------
                                                           $    84,000
                                                           ===========

14.    SUBSEQUENT EVENTS:

       On May 6, 2003, the Company entered into a Note and Security Agreement for $50,000, bearing interest at 8% per annum. The term is for five months with monthly payments of $5,000, plus 50% of the net profit for each of the months in the term. The Note and Security Agreement is collateralized by equipment, inventory and real property (second to the mortgage and equipment loan lenders).

       On May 8, 2003, the Company's 50% stockholders completed the sale of their shares to the other 50% stockholder, Whitewing. The stockholders received 2,000,000 shares of Whitewing common stock, $50,000 cash, and a promissory note in the amount of $173,122.